UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2011 (September 9, 2011)

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

DELAWARE	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On September 9, 2011, Vanguard Natural Resources, LLC (the “Company”) entered into an Amended and Restated Equity Distribution Agreement (the “Agreement”) with Knight Capital Americas, L.P., as successor in interest to Knight Capital Markets LLC, a subsidiary of Knight Capital Group, Inc. (the “Agent”).  Pursuant to the terms of the Agreement, the Company may sell from time to time through the Agent, as the Company’s sales agent, common units representing limited liability company interests of the Company having an aggregate offering price of up to $200 million (the “Units”).  Sales of the Units, if any, will be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices.

     Of the $200 million of the Units under the Agreement, $115 million of the Units may be issued pursuant to the Company’s existing shelf registration statement on Form S-3 (Registration No. 333-159911).  The Company will file a new shelf registration statement upon the earlier of (i) August 4, 2012 or (ii) following the sale of $115 million of the Units.

     The summary of the Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
Exhibit 1.1	Amended and Restated Equity Distribution Agreement, dated September 9, 2011, by and among the Company and Knight Capital Americas, L.P.
Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Units.
Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.
Exhibit 99.1	Press Release dated September 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

	By:	/s/ Richard A. Robert
	Name:	Richard A. Robert
	Title:	Executive Vice President and Chief Financial Officer
September 12, 2011		(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
Exhibit 1.1	Amended and Restated Equity Distribution Agreement, dated September 9, 2011, by and among the Company and Knight Capital Americas, L.P.
Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. regarding legality of the Units.
Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.
Exhibit 99.1	Press Release dated September 12, 2011.